MEDIX  RESOURCES,  INC.                          360  south  Garfield  Street,
Healthcare Staffing Internet Medical Networks    Suite 400
                                                 Denver, Colorado  80209


COMPANY  CONTACT:                           INVESTOR  RELATIONS:
Medix  Resources,  Inc.                     Lippert/Heilhorn & Associates, Inc.
John  P.  Yeros                             Keith L. Lippert (Keith@Ihai.com)
(303)  939-1515                             (212)  838-3777
Cymedix  Lynx  Corporation                  Bruce  Voss  (bruce@Ihai.com)
Keith  Berman                               (310) 575-4848
(805)  230-1133

     LEADING MANAGED CARE MARKETING FIRM JOINS FORCES WITH MEDIX RESOURCES

     Denver (May 26, 1998) - Medix Resources, Inc. (Nasdaq:MDIX) today announced the signing of a sales, marketing and consulting agreement with John
P. Cole, president and chief executive officer of TCG Development, for the Company's Cymedix Lynx Internet medical communications software product. TCG Development is a healthcare services company specializing in identifying and marketing leading edge high technology managed care solutions.
     "One of the daunting challenges facing managed care companies provider service organizations today is creating an environment for physicians that aligns their incentives and provides them the systems technology to move in concert with the vision of the organization," said Mr. Cole, a 30-year health insurance veteran. "Our goal in working with Medix Resources and in representing Cymedix Lynx is to improve the health status of managed population and to lower healthcare and operating costs. Quite simply, Cymedix Lynx dramatically improved the performance of the healthcare system by providing physicians with the tools they need while allowing payors access to the information they demand."
     Under the agreement, Mr. Cole and his team at TCG Development will interact with health maintenance organizations, physicians hospital organizations, independent practice associations and provider service organizations, amount others, to market and implement Cymedix Lynx. TCG Development also will consult regarding continued product development, marketing strategies and other issues related to the Company's entry into the managed healthcare business.
"John Cole is extremely well known and respected in the healthcare industry and among senior executives at some of the nation's leading healthcare organizations, and we look forward to his contributions to Cymedix," commented Keith Berman, president of Cymedix Lynx Corporation. "We believe that the Cymedix Lynx secure Internet network offers an unmatched solution to the challenge of moving, sharing and tracking medical data to many sectors of the evolving healthcare system."
TCG Development of New York City is the marketing and sales arm of The Creative Group, a company dedicated to meeting the product needs of the major constituencies of the healthcare industry. TCG Development is under the direction of industry veteran John P. Cole. Mr. Cole has held senior executive positions with Prudential Insurance Company, Americare Insurance Company, blue Cross of California, the Employee Benefits Division of Lincoln National, Aetna Health Plans and PHP Healthcare.
     Medix Resources, Inc., through its wholly owned subsidiary Cymedix Lynx Corporation, officers several fully secure patent-pending internet communications products, using an internet commerce business model. The Company's core business also provides skilled nursing, therapy, rehabilitation and other medical personnel for flexible staffing in home care, and in a broad spectrum of healthcare and educational facilities.

                                     # # #

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995. The statements contained in this news release that are not historical facts contain forward-looking information with respect to plans, projections and/or future performance of the Company, the occurrence of which involve certain risks and uncertainties detailed in the Company's Form 10K-SB filed with the Securities and Exchange Commission on March 30, 1998 and the Company's Form 10-QSB filed on May 18, 1998.